Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

OceanFirst Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 333-141746) on Form S-8, pertaining to the OceanFirst Financial Corp. 2006 Stock Incentive Plan, in the registration statement (No. 333-42088) on Form S-8, pertaining to the OceanFirst Financial Corp. 2000 Stock Option Plan, in the registration statement (No. 333-34143) on Form S-8, pertaining to the OceanFirst Financial Corp. 1997 Incentive Plan, and in the registration statement (No. 333-34145) on Form S-8, pertaining to the Retirement Plan for OceanFirst Bank, of OceanFirst Financial Corp., of our reports dated March 13, 2008, with respect to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 2007 and 2006 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports are incorporated by reference in the December 31, 2007 Annual Report on Form 10-K of OceanFirst Financial Corp.

KPMG LLP

Short Hills, New Jersey

March 13, 2008